Exhibit 10.13

AmegyBank

FIRST AMENDMENT TO REVOLVING PROMISSORY NOTE

This First Amendment to Revolving Promissory Note is executed effective October 16, 2008, by INFINITY ENERGY RESOURCES, INC. (“Borrower”), a Delaware corporation, and AMEGY BANK NATIONAL ASSOCIATION (“Lender”).

Recitals:

Borrower is legally obligated to pay a Revolving Promissory Note (the “Revolving Note”) dated January 9, 2007, in the maximum principal amount of $50,000,000.00, executed by Borrower, and payable to the order of Lender. The Revolving Note is governed by the Loan Agreement dated January 9, 2007, among Borrower, Lender, and Guarantors (as defined therein), as amended (the “Loan Agreement”), as modified by the Forbearance Agreement dated August 31,2007, among Borrower, Lender, and Guarantors, the Second Forbearance Agreement dated March 26, 2008, among Borrower, Lender, and Guarantors, and the Third Forbearance Agreement (the “Third Forbearance Agreement”) of even date herewith, among Borrower, Lender, and Guarantors. The Revolving Note matures on January 9, 2009, and Borrower has requested that Lender extend the Maturity Date in connection with the Third Forbearance Agreement as set forth below. Unless otherwise defined herein, capitalized terms herein have the meanings assigned in the Revolving Note.

Agreement:

For valuable consideration, including the funds previously advanced by Lender to Borrower under the Revolving Note, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree and stipulate as follows:

1.           The recitals above are true and correct and form the basis for this amendment.

2.           The Maturity Date of the Revolving Note is extended until May 31, 2009.

3.           The Revolving Note will continue to be due and payable as follows:

(a)           accrued, unpaid interest on this Note shall be due and payable on each Interest Payment Date, commencing on the date of this Amendment, and continuing until the Maturity Date;

(b)           the principal of this Note shall be due and payable as required by the Loan Agreement as modified by the Third Forbearance Agreement, to meet any Borrowing Base deficiency or Monthly Commitment Reductions (if and when required by Lender under the Loan Agreement); and

(c)           the outstanding principal balance of the Revolving Note, together with all accrued but unpaid interest, shall be due and payable on the Maturity Date, as extended.

4.           Borrower acknowledges that the outstanding principal balance of the Revolving Note as of September 3,2008, is $9,910,493.64, and that Borrower has no defenses or setoffs to payment of the Revolving Note.

5.           Except as specifically amended herein, the Revolving Note remains unchanged; and Borrower ratifies the Revolving Note, as amended. All liens and security interests securing payment of the Revolving Note are renewed and extended until the Revolving Note is paid in full.

6.           At Lender’s option, this Amendment may be executed by Borrower in remote locations with signature pages faxed to Lender. Borrower agrees that the faxed signatures are binding upon Borrower, and Borrower further agrees to promptly deliver the original signatures for this Amendment by overnight mail or expedited delivery.

THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

Executed effective on the date stated above.

BORROWER:

INFINITY ENERGY RESOURCES, INC.

By:
Stanton E. Ross, President
and Chief Executive Officer

LENDER:

AMEGY BANK NATIONAL ASSOCIATION

By:
A. Stephen Kennedy,
Senior Vice President/
Manager - Energy Group

This Amendment was prepared by:
Paul D. Bradford
HARRIS, FINLEY & BOGLE, P.C.
777 Main Street, Suite 3600
Fort Worth, Texas 76102-5341
(817) 870-8700